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                                                                    Exhibit 99.2

                               POWER OF ATTORNEY
                               -----------------

     The undersigned, THE FUJI BANK, LIMITED, a Japanese banking corporation, hereby constitutes and appoints DEBRA H. SNIDER, MARK J. OHRINGER and CHARLES P. BRISSMAN, and each of them (with full power to act alone), its true and lawful attorneys-in-fact and agents to execute and file with the Securities and Exchange Commission (or any successor agency) and any applicable state regulatory authority, national securities exchange or self-regulatory organization, in the name and on behalf of the undersigned, any and all:

     (a) Schedules 13D or 13G;

     (b) Forms 3, 4 or 5;

     (c) other statements or reports required under the Securities Exchange Act of 1934, as amended, or any other federal or state securities law;

     (d) instruments and documents which are filed as part of or in connection with such Schedules, Forms, statements or reports; and

     (e) amendments, extensions or other modifications of any of the foregoing;

all with respect to the beneficial ownership by Heller Financial, Inc. (or any of its affiliates) of securities of HealthCare Financial Partners, Inc. (and securities of any other issuer which are hereafter issued on account of such securities of HealthCare Financial Partners, Inc.). The undersigned hereby ratifies and confirms all that such attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue of this Power of Attorney.

Dated: April 29, 1999                      THE FUJI BANK, LIMITED

                                           By: /s/ Soichi Hirabayashi
                                               ------------------------------
                                                   Soichi Hirabayashi

                                           Title: Managing Director
                                                  ---------------------------